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                                                                  EXHIBIT 10.M.2


                               THE FINOVA GROUP
                    Description of Enhanced Severance Plan

Effective from May 25th 2000 until further notice.

In the event that an employee is involuntarily terminated, other than for Cause, (defined below) as a result of:

  .   the business they work in being sold or discontinued, or
  .   a reduction in force, or
  .   an impending Change of control, or
  .   within 12 months after a Change of Control

a lump sum severance payment will be paid to the employee, less applicable taxes. This lump sum amount is based on the grade in effect at the employee's termination date and the employee's length of service with FINOVA and/or its successor on the severance date:

      Grade A-E and 11:
      A lump sum equivalent to 2 weeks of pay for each year of service with a minimum of 8 weeks of pay and a maximum of 52 weeks of pay.

      Grade F-I, S and 00:
      A lump sum equivalent to 3 weeks of pay for each year of service with a minimum of 16 weeks of pay and a maximum of 52 weeks of pay.

      Grade J:
      A lump sum equivalent to 4 weeks of pay for each year of service with a minimum of 26 weeks of pay and a maximum of 52 weeks of pay.

Employees otherwise entitled to severance benefits greater than those outlined above, will receive the greater of these benefits.

"Change in Control" and "Termination for Cause" is defined in Appendix I.

In the event of a Change of Control, the employee will also be eligible for enhanced severance benefits if:

     1. the only position the employee is offered by the new Company requires a change of work location of more than 30 miles, or

     2.     requires a reduction in base salary of more than 20% and the
                                                                 ---
            employee does not accept the position.

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COBRA
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Additionally, the Company will pay COBRA premiums on the employee's behalf for a period of time equal to the number of weeks of severance pay received, rounded up to the next whole month, up to a maximum of one year of COBRA. The employee must affirmatively enroll in that plan through COBRA within the specified period and send a copy of the enrollment materials to FINOVA to receive this benefit.

Paid Time Off pay
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Employees receiving a benefit under this Plan will also be paid upon termination for accrued vacation and personal days.

Career Continuation Counseling
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A career planning service will be made available to employees terminated under this Plan to help obtain future employment.

Release of Liability.
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Consistent with FINOVA's existing severance plan, payment of any severance benefits under this Plan will be contingent on your signing a release of liability of FINOVA, its affiliates and their personnel in the Company's standard form, at the election of the Company.

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     APPENDIX I

DEFINITION OF CHANGE OF CONTROL: For purposes of this Plan, a "Change of Control" shall mean any of the following events:

     (a) The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisition shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 4; or

     (b) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as through such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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     (d)     approval by the shareholders of the Corporation of a
             complete liquidation or dissolution of the Corporation; or

     (e) consummation of a recapitalization of the Corporation or sale of equity securities which, in either event, results in the issuance to one Person of equity securities (whether common stock, preferred stock, or securities convertible into common stock or preferred stock) of the Corporation equal to or greater than 20% or more of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities. For purposes of this clause (e), that 20% level will have been reached if:

             (i) the price paid for the equity securities issued (or if none, their fair market value) equals or exceeds 20% of the fair market value of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities, whichever is less,

             (ii) the number of shares of equity securities issued (or the number to be issued after conversion into common or preferred stock, if permitted by the terms of those securities) equals or exceeds 20% of the number of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities, whichever is less, or

             (iii) the voting rights of the equity securities issued (without regard to any conditions on the rights to vote those securities and regardless of whether those securities are voted together or as a separate class) equals or exceeds 20% of the voting rights of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities, whichever is less.

             For purposes of this clause (e), options, warrants and similar rights shall not be deemed issued until the underlying securities are issued. Convertible debt securities, depositary shares [and other securities convertible into common or preferred securities] shall be deemed issued upon payment of the purchase price for those securities, regardless of whether those securities have been converted or are then-eligible to be converted into common or preferred stock.

       DEFINITION OF CAUSE:

      (a)    For purposes of this Plan, "cause" shall mean:

                 (i) the willful and continued failure of the Employee to perform substantially the Employee's duties with the Corporation or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Employee by an Officer of the Corporation which specifically identifies the manner in which the Officer believes that the Employee has not substantially performed the Employee's duties, or

                 (ii)    the willful engaging by the Employee in illegal
             conduct or gross misconduct which is materially and demonstrably injurious to the Corporation. For purposes of this provision, no act or failure to act, on the part of the Employee, shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon the instructions of a senior officer of the Corporation or based upon the advise of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Corporation.